Kush Bottles Appoints Jim McCormick as Chief Financial Officer

SANTA ANA, Calif., August 3, 2017 -- Kush Bottles (OTCQB: KSHB), Kush Bottles, Inc. (OTCQB: KSHB), a leading provider of packaging, supplies, vaporizers, accessories, branding solutions and terpenes for the regulated cannabis industry, announced today it has appointed industry veteran, Mr. Jim McCormick, as Chief Financial Officer (“CFO”), effective August 1, 2017. Mr. Chris Martin, Kush Bottles’ previous CFO, will consult for the Company for approximately three months to ensure a smooth transition period.

Mr. McCormick has extensive CFO experience and has demonstrated financial and strategic leadership in his previous roles in the cannabis and tobacco industries. In his role as Chief Financial Officer, Jim McCormick will lead Kush Bottles’ financial operations. He will also be responsible for managing liquidity, balance sheet risk, and capital market transactions to ensure Kush Bottles remains well positioned to capitalize on growth opportunities. He will report directly to Nick Kovacevich, co-founder and CEO.

Mr. McCormick has recently served as a management consultant where he led business development initiatives in the California cannabis sector. Prior to this role, he was Chief Financial Officer at Electronic Cigarettes Group International.  Previously, he was also Senior Vice President and CFO, Corporate Services Division at Sodexo. Mr. McCormick spent the majority of his career in British American Tobacco where he held multiple general management and CFO roles internationally over his sixteen year tenure with the firm.

Nick Kovacevich, Co-Founder & CEO, Kush Bottles, commented, “I am pleased to welcome Jim to the Kush Bottles team. Jim is a highly successful senior leader with extensive CFO experience at both start-ups and global companies, complemented by an entrepreneurial spirit. His deep cross-functional understanding of developing and executing financial strategies is expected to help drive sustainable revenue and earnings performance at Kush Bottles. Furthermore, his lobbying experience and network from his time working in both the cannabis and tobacco sectors will be useful assets to the Company as we navigate the complexities of the cannabis industry.”

Mr. Kovacevich added, “I would also like to thank Chris for all his contributions as CFO over the past three years. He has been instrumental in building Kush Bottles into the dynamic company it is today and I wish him all the best for his future endeavors.”

Jim McCormick, Chief Financial Officer, commented, “Kush Bottles is key player in the emergent legal cannabis industry and I am excited to join the company at a time when it is on the cusp of achieving rapid growth. I hope that, under my strategic direction and leveraging my experience in dynamic regulated industries, the company will go on to achieve even stronger financial results.”

Mr. McCormick has a Master of Business Administration (MBA) from Southern Illinois University, Edwardsville, IL and a Bsc. in Finance & Accounting from Eastern Illinois University, Charleston, IL.

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About Kush Bottles, Inc.

Kush Bottles, Inc. is a dynamic sales platform that provides unique products and services for both businesses and consumers in the cannabis industry.

Founded in 2010 as a packaging and supplies company for dispensaries and growers, Kush Bottles has sold more than 100 million units and now regularly services more than 4,000 legally operated medical and adult-use dispensaries, growers, and producers across North America, South America, and Europe.

The company has facilities in the three largest U.S. cannabis markets and a local sales presence in every major U.S. cannabis market.

Kush Bottles aims to be the gold standard for responsible and compliant products and services in the cannabis industry. Kush Bottles has no direct involvement with cannabis plants or extracts. The company has been featured in media nationwide, including CNBC, Los Angeles Times, TheStreet.com, Entrepreneur, and Inc. Magazine.

For more information, visit www.kushbottles.com or call (888)-920-5874.

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Forward-Looking Statements:

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent our current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect our opinions only as of the date of this release. Please keep in mind that we are not obligating ourselves to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as: “potential,” “look forward,” “believe,” “dedicated,” “building,” or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are often discussed in filings we make with the United States Securities and Exchange Commission (SEC), available at: www.sec.gov, and on our website, at: www.kushbottles.com.

Company Contact:

Ryan Selewicz

Director of Marketing

714-243-4017

ryan@kushbottles.com

Investor Contact:

Elizabeth Barker / Phil Carlson

KCSA Strategic Communications

212-896-1203 / 212-896-1233

ir@kushbottles.com